UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

APRIL 15, 2003
(Date of report; date of
earliest event reported)

COMMISSION FILE NUMBER: 333-75464

CAPITAL AUTO RECEIVABLES, INC.
ON BEHALF OF
CAPITAL AUTO RECEIVABLES ASSET TRUST 2003-1
(Exact name of registrant as specified in its charter)

DELAWARE	38-3082892
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

C/O GENERAL MOTORS ACCEPTANCE CORPORATION
200 RENAISSANCE CENTER
P.O. BOX 200 DETROIT, MICHIGAN
48265-2000
(Address of principal executive offices)
(Zip Code)

(313) 556-5000
(Registrant’s telephone number, including area code)

SIGNATURES
INDEX TO EXHIBITS
Monthly Servicing Report

ITEM 5. OTHER EVENTS.

On April 15, 2003, the principal and interest collected during the preceding calendar month as provided for in the Trust Sale and Servicing Agreement, dated as of January 15, 2003 (Agreement), among General Motors Acceptance Corporation, as servicer, Capital Auto Receivables, Inc, as seller, and Capital Auto Receivables Asset Trust 2003-1, as issuer, were distributed to holders of notes (Noteholders) and certificates (Certificateholders) representing undivided interests in Capital Auto Receivables Asset Trust 2003-1. In accordance with the Agreement, the Servicer’s Certificate, as defined in the Trust Sale and Servicing Agreement, was furnished to the Indenture Trustee, as defined in the Agreement, for the benefit of the Noteholders and Certificateholders and as such, was distributed by the Indenture Trustee to the Noteholders and Certificateholders. A copy of the Servicer’s Certificate is included as Exhibit 20.1 to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT
NO.	DOCUMENT DESCRIPTION

20.1	Monthly Servicing Report for the March 2003 Collection Period

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL AUTO RECEIVABLES ASSET TRUST 2003-1

	By:	GENERAL MOTORS ACCEPTANCE CORPORATION

(Administrator, not in its individual capacity but solely as Administrator on behalf of the Trust)

Dated: April 29, 2003		By: /s/ Jerome B. Van Orman, Jr.

Name: Jerome B. Van Orman, Jr.
Title: Vice President — Finance

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INDEX TO EXHIBITS

EXHIBIT
NO.	Document Description

20.1	Monthly Servicing Report for the March 2003 Collection Period